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                                              EXHIBIT 10(r), Page 1 of 6


                        SUPPLEMENTAL BENEFIT PLAN
                                   OF
                      NORFOLK SOUTHERN CORPORATION
                                   AND
                   PARTICIPATING SUBSIDIARY COMPANIES
                    (As last amended August 22, 1999)



ARTICLE I.     INTRODUCTION

     This Supplemental Benefit Plan ("Plan"), formerly the Excess Benefit Plan, was established by Norfolk Southern Corporation effective June 1, 1982, ("Effective Date") to provide retirement benefits to eligible employees in excess of those provided for by the Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies.
This Plan is the successor to and supersedes, as of the Effective Date, the following plans:

     --   Excess Benefit Plan of Norfolk and Western Railway Company

     --   Southern Railway System Supplemental Retirement Plan

     -- Norfolk and Western Railway Company Executives Contingent Compensation Plan Pension Resolution


ARTICLE II.    DEFINITIONS

Conrail Plan   Supplemental Pension Plan of Consolidated Rail Corporation.

NSC            Norfolk Southern Corporation, a Virginia corporation.

Pension        The Pension Committee of the Board of Directors of NSC.
Committee

Retirement     Retirement Plan of Norfolk Southern Corporation and
Plan           Participating Subsidiary Companies

Member         A person entitled to participate in the Retirement Plan.

Participating  Each subsidiary or affiliated company of NSC which is
Subsidiary     a Participating Subsidiary in the Retirement Plan
               shall automatically participate in the Plan.

Participant    A Member of the Retirement Plan who is eligible to
               participate under Article III.

Deferred       Amounts the receipt of which a Participant elects to
Compensation   defer under the:

                    Deferred Compensation Plan of Norfolk and Western Railway Company

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                                              EXHIBIT 10(r), Page 2 of 6



                    Southern Railway System Executive, General or Middle Management Incentive Plan
                    Norfolk Southern Corporation Management Incentive
                    Plan

                    Norfolk Southern Corporation Executive Management Incentive Plan

                    Norfolk Southern Corporation Officers' Deferred Compensation Plan

NW Pension     Resolutions adopted by the Board of Directors of
Resolutions    Norfolk and Western Railway Company at its meetings held
               on January 23, 1968, June 24, 1969, November 25, 1969,
               January 26, 1971, and April    23, 1974, authorizing the
               respective payments of additional pension benefits to five
               Members.

Average Final  Compensation as defined in Article II of the Retirement
Compensation   Plan.


ARTICLE III.   ELIGIBILITY

1. The following Members of the Retirement Plan shall be eligible to participate in the Plan on or after the Effective Date:

     (a)  Any Member of the Retirement Plan whose benefit computed under
          Article VI of the Retirement Plan without regard to the maximum limitation on benefits imposed by Section 415 of the Internal Revenue Code exceeds such maximum limitation on benefits;

     (b)  Any Member of the Retirement Plan whose benefit computed under
          Article VI of the Retirement Plan disregards amounts of Deferred Compensation in the computation of his Average Final Compensation;

     (c) Any Member of the Retirement Plan entitled to receive a pension benefit, in excess of the benefit computed under the provisions of the Retirement Plan, pursuant to an NW Pension Resolution;

     (d) Any Member of the Retirement Plan entitled to receive a pension benefit, in excess of the benefit computed under the provisions of the Retirement Plan, pursuant to a resolution adopted by the Board of Directors of NSC;

     (e) Any Member of the Retirement Plan whose Compensation exceeds the limitation contained in Section 401(a)(17) of the Internal Revenue Code; or

     (f) Any Member protected by the Pension Benefits Standard Act of Canada whose benefit computed under Article VI of the Retirement Plan exceeds $60,000.

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                                              EXHIBIT 10(r), Page 3 of 6



     (g) Any Member of the Retirement Plan entitled to receive a pension benefit in excess of the benefit computed under the provisions of the Retirement Plan, pursuant to the provisions of any agreement between a Participant and NSC providing benefits upon "Termination" of a Participant's employment following a "Change in Control" (as the terms "Termination" and "Change in Control" are defined in any such agreement).

2. Any participant of the Excess Benefit Plan of Norfolk and Western Railway Company or the Southern Railway System Supplemental Retirement Plan or any individual covered by the Norfolk and Western Railway Company Executive Contingent Compensation Plan Pension Resolution, dated September 24, 1968, shall become a Participant on the Effective Date. Any participant in the Consolidated Rail Corporation Supplemental Employee Retirement Plan who transfers employment to NSC from Consolidated Rail Corporation on or before August 22, 2001 shall become a Participant on the effective date of his or her transfer.


ARTICLE IV.    SUPPLEMENTAL BENEFIT

1. A Participant shall, upon retirement under the Retirement Plan, be entitled to receive a monthly benefit equal to the excess of

     (a) the monthly benefit under Article VI of the Retirement Plan if such benefit had been computed

          (i) without regard to the limitation imposed by Section 415 of the Internal Revenue Code and provided for in Section 1 of
               Article VII of the Retirement Plan, in Section 7.4 of the Conrail Plan and in Section 7.4 of the Retirement Plan of Consolidated Rail Corporation;

          (ii) Without regard to the limitation of Compensation imposed by Section 401(a)(17) of the Internal Revenue Code;

          (iii) without regard to the $60,000 limitation on benefits payable to Members protected by the Pension Benefits Standard Act of Canada;

          (iv) by including in the calculation of Average Monthly Final Compensation amounts of Deferred Compensation, if any;

          (v) by including service credits and applying any offsets provided for under any NW Pension Resolution, if any; and

          (vi) by including the service credits and compensation to which a Participant is entitled pursuant to the provisions of any agreement providing the benefits described in Article III, Section 1(g), hereof; and

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                                              EXHIBIT 10(r), Page 4 of 6



          (vii) by excluding the Additional Retirement Benefit provided under Article VI of the Retirement Plan, as set forth in Schedule A of the Retirement Plan, over

     (b)  the sum of

          (i)  the monthly benefit actually payable under the Retirement
               Plan; and

          (ii) the monthly benefit (or actuarial equivalent thereof if payable in a lump sum) payable under the Consolidated Rail Corporation Supplemental Employee Retirement Plan or its successor plan.

2. A Participant shall, upon retirement under the Retirement Plan, be entitled to receive a monthly benefit, in excess of the benefit otherwise payable under the Retirement Plan and in addition to any amount payable pursuant to Section 1 of this Article IV, in an amount so provided by a resolution adopted by the Board of Directors of NSC, if any.

3.   Any survivorship option which has been elected or is in force under
     Article VIII of the Retirement Plan at the time of a Participant's death shall be deemed to have been elected or be in force under this Plan.

4. The payment of excess benefits under the Plan shall be made in a manner consistent with the provisions of the Retirement Plan, and shall continue for the same period of time.


ARTICLE V.     FUNDING

The benefits under the Plan shall be paid in cash from the general funds of NSC or its Participating Subsidiary, and no special or separate fund shall be established or other segregation of assets made to assure such payments. Nothing contained in the Plan shall create or be construed to create a trust of any kind. To the extent that any person acquires a right to receive payments under the terms of the Plan, such right shall be no greater than the right of an unsecured creditor of NSC or its Participating Subsidiary.


ARTICLE VI.    ADMINISTRATION

1. The Plan shall be administered by the Pension Committee, which is composed of three or more NSC directors appointed by the NSC Board who are not eligible to participate in the Plan and who shall serve at the pleasure of the Board. Each member of the Pension Committee, while serving as such, shall be considered to be acting in his capacity as a director of NSC.

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                                              EXHIBIT 10(r), Page 5 of 6



2. The Pension Committee shall from time to time adopt rules and regulations determined to be necessary to insure the effective implementation of the Plan.

3. The Pension Committee shall have the power to interpret the Plan. Any disputed question arising under the Plan, including questions of construction and interpretation, shall be determined conclusively and finally by the Pension Committee.


ARTICLE VII.   RIGHTS AND RESTRICTIONS

1. Participants in the Plan shall have only those rights in respect of the Plan specifically set forth herein.

2. This Plan shall not be deemed to constitute a contract between NSC or any Participating Company and any Participant or surviving spouse of a deceased Participant, nor shall it be construed to be consideration for or an inducement or condition of the employment of any Participant. Nothing contained herein shall be deemed to give any Participant the right to continued employment.

3. Benefits payable hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to accomplish any of these mentioned acts shall be void. Benefits shall not be subjected to attachment or other legal process or debts of the retired Participant or surviving spouse.


ARTICLE VIII.  AMENDMENTS AND TERMINATIONS

The Plan may be amended at any time, and retroactively, if deemed necessary or appropriate, by any proper officer of NSC to effect changes which are, in his or her sole discretion, ministerial, substantively administrative, or necessary to comply with statutory or other legally mandated requirements, and the implementation of which does not result in a material cost to NSC.

The Board or Directors of NSC, in its sole discretion, may at any time modify or amend any provisions of the Plan or may suspend or terminate the Plan, in whole or in part, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Pension Committee.

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                                              EXHIBIT 10(r), Page 6 of 6



                                   Approved as adopted:



                                   /s/ J. A. Hixon
                                   -------------------------------------
                                   J. A. Hixon
                                   Senior Vice President
                                   Employee Relations